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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-41877 of Shoe Pavilion, Inc. of our report dated January 16, 1998 (February 23, 1998 as to the reorganization discussed in Note 1 and the last sentence of the first paragraph of Note 4) appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Francisco, California

February 23, 1998